Exhibit 99.2

© 2018 Biohaven Pharmaceuticals. All rights reserved. Nurtec™ ODT Investor Webcast FEBRUARY 28, 2020NYSE: BHVN

Now FDA Approved 2 FEB 2020 ADVANCING INNOVATIVE THERAPIES FOR NEUROLOGICAL DISEASES

Sustained response up to 48 hours. Half-life of 11 hours. One Dose. Anytime. Anywhere. No titration needed. Quick-dissolve ODT can start working in minutes IMPORTANT SAFETY INFORMATION Contraindications: Hypersensitivity to Nurtec ODT or any of its components. Warnings and Precautions: If a serious hypersensitivity reaction occurs, discontinue Nurtec ODT and initiate appropriate therapy. Serious hypersensitivity reactions have included dyspnea and rash, and have occurred days after administration in less than 1% of patients. Adverse Reactions: The most comment adverse reaction was nausea (2% of patients). 3 FEB 2020 ADVANCING INNOVATIVE THERAPIES FOR NEUROLOGICAL DISEASES

Now FDA Approved 4 FEB 2020 ADVANCING INNOVATIVE THERAPIES FOR NEUROLOGICAL DISEASES

Migraine Significantly Impairs Patient’s Lives Migraine affects ~15% of the US population1 with prevalence highest during peak employment years (25–55 years of age)3 1 in 5 women2 20,000 per 100,000 women 1 in 16 men2 6,250 per 100,000 men • • Chronic neurological disease characterized by disabling attacks2 Reduced functionality, disrupting daily lives, work productivity, and social interactions2,4 Severity, frequency, and characteristics of migraine vary among patients, and often within the same patient over time2 • Regardless of frequency, severity, or use of preventative treatment, all patients require effective acute treatment for their migraine attacks. References: 1. Burch R, Rizzoli P, Loder E. Headache. 2018;58(4):496–505. 2. The American Headache Society. Headache. 2019;59(1):1–18. 3. Bonafede M, Cai Q, Capell K. JMCP. 2017;23(11):1169–1176. 4. Martelletti P et al. J Headache Pain. 2018;19(1):115. 5 FEB 2020 ADVANCING INNOVATIVE THERAPIES FOR NEUROLOGICAL DISEASES

Migraine Attacks: A Leading Cause of Economic Burden in US

ECONOMIC

Annual total costs for migraine in the US are estimated at **$27 BILLION**[1]

~25% OF ER VISITS FOR MIGRAINE were followed by a second ER visit for headache in <6 months[2]

In a study of over 850,000 patients with migraine, patients with 2 or more migraine-related ER visits incurred **$3,125 MORE** total all-cause costs vs those with less than 2 visits[3]

Direct health care costs associated with migraine (including interventions) are significant and affect patients, their families, and employers[4]

References: 1. The American Headache Society. *Headache*. 2019;59(1):1-18. 2. Migraine Resource Center website. https://www.mdedge.com/neurology/migraineresourcecenter/article/160613/headache-migraine/migraine-often-results. Accessed August 8, 2019. 3. Bonafede M, Cai Q, Cappell K. *JMCP*. 2017;23(11):1169-1176. 4. Bonafede M, Sapra S, Shah N et al. *Headache*. 2018;58(5):700-714.

biohaven pharmaceuticals

FEB 2020 ADVANCING INNOVATIVE THERAPIES FOR NEUROLOGICAL DISEASES 6

Now FDA Approved 7 FEB 2020 ADVANCING INNOVATIVE THERAPIES FOR NEUROLOGICAL DISEASES

FEB 2020 ADVANCING INNOVATIVE THERAPIES FOR NEUROLOGICAL DISEASES 8

One dose rimegepant 75 mg ODT delivered superior efficacy vs placebo across a broad-spectrum of 21 hierarchically tested endpoints1 sk Freedom from MBS,2 hrs 35.1 26.8 • Ability to function normally, 2 hrs Sustained pain relief,2-24 hrs 38.1 47.8 25.8 27.7 No rescue medication within 24 hrs 70.8 16.9 85.8 29.6 • Sustained ability to function normally,2-24hrs Sustained freedom from MBS,2-48 hrs 23.2 26.0 16.4 15.4 • Sustained ability to function normally,2-48 hrs • Ability to function normally,90 mins Pain relief,90 mins 30.2 49.6 21.3 37.2 • Freedom from MBS,90 mins Pain freedom,90 mins 27.4 15.1 21.5 7.3 Categories: Sustained pain freedom,2-48 hrs Pain relief,60 mins 13.5 36.8 5.4 31.2 Early action (60-90min) Durable effect (24-48 hr) - Freedom from nausea,2 hrs No pain relapse,2-48 hrs 45.2 50.0 51.0 63.4 NS Adapted from Croop Ret al. Lancet. 2019; 394(10200): 737-745. NS = not sign ificant; statistica l inferences cannot be drawn from these endpoints 9 FEB 2020 ADVANCING INNOVATIVE THERAPIES FOR NEUROLOGICAL DISEASES l i Differenc· (95% <; 0 ' ·Events/Pati 10 Pain freedom,2 hrs-----------I • I21.210.9 20 Pain relief,2 hrs59.343.3 Sustained freedom from MBS,2-24 hrs 27.117.7 Sustained pain relief. 2-48 hrs 42.225.2 Freedom from photophobia,2 hrs33.424.5 Sustained pain freedom,2-24 hrs• I15.75.6 Freedom from phonophobia,2 hrs • 41.730.22 hreffects Ability to function normally,60 minsI • 22.3 15.8 -5 0 510 15 20 25 30 Favors Placebo --Favors Rimegepant • • • • I I • I • • • • • • I I • - Placebo Events/Patients(%) R imeg epant e nts(%)

2% No individual AE had an incidence greater than 2%1;3* IMPORTANT SAFETY INFORMATION Contraindications: Hypersensitivity to Nurtec ODT or any of its components. Warnings and Precautions: If a serious hypersensitivity reaction occurs, discontinue Nurtec ODT and initiate appropriate therapy. Serious hypersensitivity reactions have included dyspnea and rash, and have occurred days after administration in less than 1% of patients. Adverse Reactions: The most comment adverse reaction was nausea (2% of patients). 10 FEB 2020 ADVANCING INNOVATIVE THERAPIES FOR NEUROLOGICAL DISEASES 1,798 patients were exposed to 113,000 doses of rimegepant

Now FDA Approved 11 FEB 2020 ADVANCING INNOVATIVE THERAPIES FOR NEUROLOGICAL DISEASES

“In our analysis of the cost effectiveness…we found that for patients not tolerated, or cost effective at for whom triptans are not effective, are contraindicated…rimegepant…[is] commonly used thresholds.” 25th ICER Report Feb 2020, Page ES18 Atlas S, Touchette D, Agboola F, Lee T, Chapman R, Pearson S D, Rind D M. Acute Treatments for Migraine: Effectiveness and Value. Institute for Clinical and Economic Review, February 25,2020. http://icer-review.org/material/acute-migraine-evidence-report/ 12 FEB 2020 ADVANCING INNOVATIVE THERAPIES FOR NEUROLOGICAL DISEASES

Now FDA Approved


INSTRUCTIONS
Use dry hands when opening. Remove by gently peeling back the foil. Do not push the Nurtec™ ODT through the foil backing.
Immediately place under or on top of the tongue, where it will dissolve. No liquid is required.
Close blister pack and slide back into the carrier until it clicks.
NURTEC™ ODT (rimegepant) orally disintegrating tablets 75mg
PRESS AND HOLD HERE
Nurtec™ ODT
(rimegepant)
orally disintegrating tablets
75 mg PER ORALLY DISINTEGRATING TABLET (ODT)
This package contains 8 ODTs.
Rx Only NDC 72618-3000-2
Remove the Nurtec™ ODT by gently peeling back the foil from the blister pack. Do not push the Nurtec™ ODT through the foil.

biohaven pharmaceuticals

FEB 2020 ADVANCING INNOVATIVE THERAPIES FOR NEUROLOGICAL DISEASES 13

Now FDA Approved 14 FEB 2020 ADVANCING INNOVATIVE THERAPIES FOR NEUROLOGICAL DISEASES

ADVANCING INNOVATIVE THERAPIES FOR NEUROLOGICAL DISEASES

Now FDA Approved 16 FEB 2020 ADVANCING INNOVATIVE THERAPIES FOR NEUROLOGICAL DISEASES

Now FDA Approved


INSTRUCTIONS
1
Use dry hands when opening. Remove by gently peeling back the foil. Do **not** push the Nurtec™ ODT through the foil backing.
2
Immediately place under or on top of the tongue, where it will dissolve. No liquid is required.
3
Close blister pack and slide back into the carrier until it clicks.
Remove the Nurtec™ ODT by gently peeling back the foil from the blister pack. Do **not** push the Nurtec™ ODT through the foil.
PRESS AND HOLD HERE
Nurtec™ ODT
(rimegepant)
orally disintegrating tablets
75 mg PER ORALLY DISINTEGRATING TABLET (ODT)
This package contains 8 ODTs.
Rx Only NDC 72618-3000-2

biohaven pharmaceuticals

FEB 2020 ADVANCING INNOVATIVE THERAPIES FOR NEUROLOGICAL DISEASES 17